UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2025

Twin Vee PowerCats Co.

(Exact name of registrant as specified in its charter)

Delaware	001-40623	27-1417610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 S. US-1

Fort Pierce, Florida 34982

(Address of principal executive offices)

(772) 429-2525

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VEEE	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 4, 2025, Twin Vee PowerCats Co. (the “Company” or “Twin Vee”) held its 2025 annual meeting of stockholders at 3101 S. U.S. Highway 1, Fort Pierce, Florida 34982 (the “Annual Meeting”). As of October 15, 2025, the Company’s record date, there were a total of 2,237,299 shares of common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 1,189,517 shares of common stock were present in person or by proxy and, therefore, a quorum was present.

At the Annual Meeting, the Company’s stockholders, upon the unanimous recommendation of the Company’s board of directors: (a) elected each of Carol Craig and Larry Swets, Jr. to serve as Class I directors for a three-year term until the 2028 annual meeting of stockholders and until her or his successor have been duly elected and qualified (the “Election of Directors Proposal”); (b) ratified the appointment of Grassi & Co. CPAs, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2025 (the “Ratification of Grassi & Co. CPAs, P.C. Proposal”); (c) approved the reincorporation of Twin Vee from the State of Delaware to the State of Nevada by conversion (the “Nevada Reincorporation Proposal”); and (d) approved one or more adjournments of the Annual Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Nevada Reincorporation Proposal if there are not sufficient votes at the Annual Meeting to approve and adopt such proposal (the “Adjournment Proposal”).

Each proposal is described in detail in the Company’s proxy statement, dated October 23, 2025, which was filed with the SEC on October 23, 2025, and first mailed to the Company’s stockholders on or about October 23, 2025.

The voting results for each item of business voted upon at the Annual Meeting were as follows:

Proposal 1 — Election of Directors Proposal

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Carol Craig	512,544	12,314	3,445	661,214
Larry Swets, Jr.	514,052	10,806	3,445	661,214

Proposal 2 — Ratification of Grassi & Co. CPAs, P.C. Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,031,102	158,292	123	—

Proposal 3 — Nevada Reincorporation Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
437,309	88,498	2,496	661,214

Proposal 4 — Adjournment Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
422,306	102,562	3,435	661,214

Item 7.01 Regulation FD Disclosure.

On December 5, 2025, the Company issued a press release announcing the election of Carol Craig and Larry Swets, Jr. to its board of directors at the Annual Meeting. ..

The information in this Item 7.01 and in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, and shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The Company’s press release furnished as Exhibit 99.1 to this Current Report on Form 8-K includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained therein are “forward-looking” rather than historical.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Twin Vee PowerCats Co., dated December 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2025	Twin Vee Powercats Co. (Registrant)

	By:	/s/ Joseph Visconti
	Name:	Joseph Visconti
	Title:	Chief Executive Officer and President